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                                                                    EXHIBIT 24.2


                      POWER OF ATTORNEY - TIMOTHY K. ARMOUR

         The undersigned director of YOUcentric, Inc. hereby severally constitutes and appoints Donald A. DeLoach, David A. Vergoz, Brent B. Siler and Elizabeth G. Wren and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for him and in his name in the capacity indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-1 (File No. 333-35104), and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in his name and on his behalf in his capacity as a director to enable YOUcentric, Inc. to comply with the provision of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by his said attorney, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be file under Rule 462(b).

         Signed this 10th day of August, 2000.


                                       /s/ Timothy K. Armour
                                       ----------------------------------------
                                       Timothy K. Armour